Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Aberdeen Funds:

We consent to the use of our reports dated December 24, 2012, with respect to the financial statements of Aberdeen Select International Equity Fund (formerly, Artio International Equity Fund), Aberdeen Select International Equity Fund II (formerly, Artio International Equity Fund II), Aberdeen Total Return Bond Fund (formerly, Artio Total Return Bond Fund), Aberdeen Global High Income Fund (formerly, Artio Global High Income Fund) and Aberdeen Global Select Opportunities Fund Inc. (formerly, Artio Global Select Opportunities Fund Inc.)  (collectively the “Funds”), as of October 31, 2012, incorporated by reference herein and to the references to our firm under the headings “FINANCIAL HIGHLIGHTS” in the prospectus and “FINANCIAL STATEMENTS” and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

June 18, 2013